UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2016

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): 212-578-9500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 20, 2016, MetLife, Inc., a Delaware corporation (the “Company”), and MetLife Funding, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Funding” and, together with the Company, the “Borrowers”), entered into the Second Amendment (the “Amendment”) to a $4,000,000,000 Five-Year Credit Agreement dated May 30, 2014 (as previously amended, the “2014 Five-Year Credit Agreement”) among the Borrowers, Bank of America, N.A., as Administrative Agent and Several L/C Agent, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents, the other lenders party thereto and the other parties thereto. The Amendment provides, among other things, that the 2014 Five-Year Credit Agreement will be amended and restated (as amended and restated, the “Amended and Restated Credit Agreement”) upon the completion of the separation of MetLife’s Brighthouse Financial segment through a spin-off transaction, as described in Amendment No. 1 to the Brighthouse Financial, Inc. Registration Statement on Form 10 filed with the U.S. Securities and Exchange Commission (the “Spin-Off Transaction”), and the satisfaction of certain other conditions. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Amendment.

The Amended and Restated Credit Agreement will provide for borrowings or the issuance of letters of credit up to an aggregate of $3,000,000,000 committed by the lenders party thereto. The amount available under the Amended and Restated Credit Agreement may be increased to a maximum amount of $4,000,000,000, provided that no “Event of Default,” as defined in the Amended and Restated Credit Agreement, has occurred and is continuing. Facilities to be made available by the Amended and Restated Credit Agreement may be used for general corporate purposes (including, in the case of loans, to back commercial paper and, in the case of letters of credit, to support variable annuity policy and reinsurance reserve requirements). All borrowings under the Amended and Restated Credit Agreement must be repaid by December 20, 2021, except that letters of credit outstanding on that date may remain outstanding until no later than December 20, 2022.

The Amended and Restated Credit Agreement contains representations and warranties and covenants that are customary for facilities of this type. The Company is subject under the Amended and Restated Credit Agreement to a consolidated net worth requirement of the greater of (i) $28,500,000,000 and (ii) 62% of consolidated net worth as of the first quarter end following the Spin-Off Transaction, excluding in both cases accumulated other comprehensive income. Amounts due under the Amended and Restated Credit Agreement may be accelerated upon an Event of Default if not otherwise waived or cured.

The lenders and the agents (and their respective subsidiaries or affiliates) under the Amended and Restated Credit Agreement have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to the Company, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company, its subsidiaries or affiliates, for such services.

The foregoing descriptions of the Amendment and the Amended and Restated Credit Agreement are not complete and are qualified in their entirety by reference to the Amendment and the Amended and Restated Credit Agreement included as an exhibit to the Amendment, which are filed as Exhibit 10.1 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

10.1	Second Amendment dated December 20, 2016 to the Five-Year Credit Agreement, dated as of May 30, 2014, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and the other parties signatory thereto, providing for the amendment and restatement of such Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
Name:	Timothy J. Ring
Title:	Senior Vice President and Secretary

Date: December 21, 2016

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

10.1	Second Amendment dated December 20, 2016 to the Five-Year Credit Agreement, dated as of May 30, 2014, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and the other parties signatory thereto, providing for the amendment and restatement of such Credit Agreement.

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